Exhibit 8.1

List of Subsidiaries of IM Cannabis Corp.

Legal Entity	Jurisdiction	Relationship with the Company
I.M.C. Holdings Ltd. (“IMC Holdings”)	Israel	Wholly-owned subsidiary
I.M.C. Pharma Ltd. (“IMC Pharma”)	Israel	Wholly-owned subsidiary of IMC Holdings
Focus Medical Herbs Ltd.(1) (“Focus”)	Israel	Private company over which IMC Holdings exercises “de facto control” under IFRS 10
R.A. Yarok Pharm Ltd. (“Pharm Yarok”)	Israel	Wholly-owned subsidiary of IMC Holdings
Rosen High Way Ltd. (“Rosen High Way”)	Israel	Wholly-owned subsidiary of IMC Holdings
Revoly Trading and Marketing Ltd. d/b/a Vironna Pharm (“Vironna”)	Israel	Subsidiary of IMC Holdings
Adjupharm GmbH (“Adjupharm”)	Germany	Subsidiary of IMC Holdings
Xinteza API Ltd (“Xinteza”)	Israel	Subsidiary of IMC Holdings
Shiran Societe Anonyme (“Greece”)	Greece	Subsidiary of IMC Holdings
IM Cannabis Holding NL B.V Netherlands (“IMC Holdings NL”)	Netherlands	Wholly-owned subsidiary of IMC Holdings
Oranim Plus Pharm Ltd. (“Oranim Plus”) 2)	Israel	Former subsidiary of IMC Holdings
Trichome Financial Corp. (3)	Canada	Former wholly-owned subsidiary
I.M.C Farms Israel Ltd. (“IMC Farms”). (4)	Israel	Wholly-owned subsidiary of IMC Holdings
IMCC Medical Herbs Ltd. (“IMCC Medical Herbs”)(5)	Israel	Wholly-owned subsidiary of IMC Holdings
High Way Shinua Ltd. (“High Way Shinua”)(6)	Israel	Subsidiary of IMC Holdings

(1)	Effective February 26, 2024, IMC Holdings exercised its option to acquire a 74% ownership stake in Focus.
(2)
Effective April 16, 2024, IMC Holdings no longer holds shares in Oranim Plus. For more information, please see “Item 4B. History and Development of the Company Important Events in the Development of the Business in Fiscal 2024 to the date of this Annual Report”.

(3)	Discontinued operations. Please see note 25 in the 2024 Annual Financial Statements
(4)	On January 8, 2025, the Israeli Companies Registrar approved the liquidation of IMC Farms, which will be completed within 100 days from the date of approval.
(5)	On January 13, 2025, the Israeli Companies Registrar approved the liquidation status of IMCC Medical Herbs, stating that the liquidation will be completed within 100 days from the date of approval.
(6)	On December 14, 2023, Israeli Companies Registrar approved the liquidation status of High Way Shinua, which liquidation was completed on March 23, 2024.